Datasheet: Third Quarter 2011

November.7.2011

HIGH PERFORMANCE TECHNOLOGY

Company Overview

DTS is dedicated to making digital entertainment exciting, engaging and effortless by providing state-of-the-art audio technology to hundreds of millions of DTS-licensed consumer electronics products worldwide. From a renowned legacy as a pioneer in multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc standard and is now increasingly deployed in enabling digital delivery of movies and other forms of digital entertainment on a growing array of network-connected consumer devices. DTS technology is in home theaters, car audio systems, PCs, game consoles, DVD players, televisions, digital media players, set-top boxes, smart phones, surround music software and every device capable of playing Blu-ray discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Northern California, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom.

Fundamentals (as of November 4, 2011)

Stock Symbol (NASDAQ): DTSI

Price: $28.69

52-Wk Range: $20.93 - $50.57

Market Capitalization: $493M

Q3 2011 Revenue by Market



Other
Network Connected
Home AV
Car
Blu-ray

2011 Revenue Outlook Assumptions

- 2011 Revenue Outlook includes:
  - Blu-ray worldwide unit forecasts:
    - 30M to 35M Standalone Players
    - 13M to 14M Game Consoles
    - 8M to 10M PCs
  - 15% to 20% of Revenue to come from new, Network Connected Markets Including:
    - Televisions
    - Smartphones
    - Digital Media Players
    - PCs (DTS Premium Suite, DTS Ultra PC, Envelo)
    - Other Virtual Audio Applications
- Home AV, Broadcast & Car to be roughly flat in total
- Royalty Recoveries to be in the range of $1.0M to $3.0M

Key Financial Metrics

	Q3 2011		Q3 2010	
	GAAP	Non-GAAP*	GAAP	Non-GAAP*
Revenue	$20.5M	-	$21.0M	-
Gross Margins	99%	100%	98%	99%
Operating Margins	20%	34%	27%	36%
Tax Rate	36%	-	40%	-
Earnings Per Share (Cont. Ops.)	$0.17	$0.26	$0.19	$0.26
Cash Flow from Operations	$4.0M	-	$8.4M	-
Stock-Based Compensation	$2.4M	-	$1.7M	-
Amortization of Intangible Assets	$0.3M	-	$0.3M	-
Capital Expenditures	$0.9M	-	$0.6M	-

	Year To Date		2011 Outlook		2010	
	GAAP	Non-GAAP*	GAAP	Non-GAAP*	GAAP	Non-GAAP*
Revenue	$67.9M	-	$95 to 100M	-	$87.1M	-
Gross Margins	99%	99%	97% to 98%	-	98%	99%
Operating Margins	26%	38%	Approx. 30%	Approx. 40%	28%	38%
Tax Rate	39%	-	Upper 30's	-	39%	-
Earnings Per Share (Cont. Ops.)	$0.63	$0.89	$0.94 to $1.05	$1.30 to $1.42	$0.84	$1.15
Cash Flow from Operations	$14.5M	-	-	-	$39.0M	-
Stock-Based Compensation	$6.8M	-	$9.0M to $10.0M	-	$7.0M	-
Amortization of Intangible Assets	$1.0M	-	$1.5M to $2.0M	-	$1.4M	-
Restructuring Charge^	-	-	-	-	$0.7M	-
Capital Expenditures	$2.4M	-	-	-	$3.2M	-

* Excludes stock-based compensation costs, amortization of intangible assets and 2010 restructuring charges. Also excludes their related tax effects for earnings per share.

^ For 2010, restructuring costs include $0.3M of stock based compensation.

Datasheet: Third Quarter 2011

November.7.2011

HIGH PERFORMANCE TECHNOLOGY

DTS Management Team

- Jon Kirchner, Chairman & Chief Executive Officer
- Mel Flanigan, EVP & Chief Financial Officer
- Brian Towne, EVP & Chief Operating Officer
- Fred Kitson, EVP & Chief Technology Officer
- Blake Welcher, EVP & General Counsel

DTS - Because Sound Matters



In addition to DTS-HD Master Audio™, the lossless audio codec for Blu-ray Disc, DTS has a range of high efficiency technologies for digital delivery services and connected consumer devices.

Licensing Model

- Semiconductor manufacturers embed technology
- CE manufacturers pay fee to use DTS technology and marks upon manufacture
- Participation in key industry standards:
  - Mandatory: Blu-ray
  - Optional: DVD
  - Optional: Digital Video Broadcast (DVB)
  - Optional: Digital Living Network Alliance
  - Optional: Digital Entertainment Content Ecosystem

Recent Developments

- Rovi Corporation announced that the DivX Plus Streaming platform will support DTS audio capability. DivX Plus will deliver feature rich, premium digital entertainment to connected devices.
- Adobe to bring DTS surround sound experience to upcoming connected TVs and Blu-ray Players powered by Adobe® Air® 3.
- Digital Rapids and DTS announce first encoding tool compliant with the UltraViolet (UV) standard which features DTS premium audio encoding technology.
- Fujitsu to integrate DTS UltraPC II Plus™ into its all-in-one desktop and laptop PCs delivering high-quality, 3D multi-channel listening.
- DTS enhances global R&D and customer responsiveness with the opening of the DTS Singapore Technology Center.

DTS Premium Global Brand

- Over 400 product manufacturers and integrated circuit licensees to date
- Fully "Lossless" audio for the most demanding applications
- DTS is synonymous with the highest quality audio. Over 90% of the Top 100 Blu-ray Titles released to date in 2011 in the U.S. feature DTS HD Master Audio™.
- DTS Technologies including DTS audio codecs, virtual surround, and other audio processing technologies enable immersive high definition entertainment experiences on a broad range of platforms and devices.

Key Trends Driving Digital Media & Entertainment

- Blu-ray has become mainstream in certain major markets.
- The popularity of online long-form content is driving Consumer Electronic OEMs to support network connections in their global mainstream consumer electronics products.
- Entertainment consumers have begun to expect transportability of their content. Increasingly, content must be capable of being played anywhere, any time, on any device. As such, devices must be able to play content that originated from any source and in any format.

Investor Relations Contacts

Anne McGuinness | DTS | 818.436.1036 | investor@dts.com | www.dts.com

Erica Abrams | The Blueshirt Group | 415.217.5864 | erica@blueshirtgroup.com